Exhibit 99.1

bebe stores, inc. Announces CEO Succession to Drive Next Phase of Growth

Founder, Chairman and CEO Manny Mashouf to be Non-Executive Chairman

Steve Birkhold, Accomplished Brand Builder, Named bebe CEO

BRISBANE, Calif.—(BUSINESS WIRE)—bebe stores, inc. (NASDAQ: BEBE) today announced a Chief Executive Officer succession and said that Steve Birkhold will join the company as CEO, effective immediately. Mr. Birkhold will succeed Manny Mashouf, bebe’s founder, Chairman and current CEO, who will become Non-executive Chairman. The company previously announced in October 2012 that it was initiating a CEO search.

Mr. Birkhold, a highly respected merchant with a track record of brand building and more than 25 years of experience across multiple aspects of retailing, joins bebe from Lacoste North America, where he has served as President and CEO.

“I am extremely pleased about the exciting new phase that bebe is entering with the appointment of Steve Birkhold as CEO,” said Mr. Mashouf. “Steve is an accomplished industry leader who has grown iconic brands, guided businesses in new strategic directions, and built strong management teams. Most importantly, he shares our passion for the bebe brand. We are eager to continue our journey toward becoming a global, omni-channel company. Steve will help us develop and execute strategies to reach that goal by growing our brand, expanding our distribution channels, and evolving our customer experience.”

As President and CEO of Lacoste North America since 2010, Mr. Birkhold helped build upon a globally recognized brand and elevate its fashion offering, while guiding the business to increased revenues and profitability. Prior to Lacoste, he was CEO of Diesel USA, where he helped grow the top-line and strengthen the organization’s infrastructure. Earlier, he held several key executive positions at VF Corporation, including General Manager of Nautica Jeans, President of Earl Jeans, and General Manager of Lee Jeans. He began his career at May Company, where he eventually had responsibility for women’s denim and menswear.

Mr. Birkhold stated, “It is an extraordinary honor to join Manny and the bebe team in taking the brand to its next level of growth. I look forward to positioning bebe for the dynamic changes taking place in our industry—and for the tremendous opportunities that lie ahead for the company. I view my role as helping to keep the brand true to its heritage of style and sensuality, keeping relevant to both existing and potential new consumers, while building a world class, omni-channel retail strategy that seamlessly integrates in-store, on-line, mobile and social media experiences.”

In a statement, bebe’s Board of Directors noted, “Manny Mashouf is a true visionary who, in 1976, pioneered a non-traditional category of fashion that was youthful, stylish, sophisticated and sexy, while also offering quality and value. He built a successful company—and a devoted consumer following—on that platform. We are confident that, with Manny’s new role as Non-executive Chairman and the addition of Steve Birkhold as CEO, we have the right leadership combination to take bebe to new heights and deliver enhanced value for our shareholders.”

bebe stores, inc. is a global specialty retailer, which designs, develops and produces a distinctive line of contemporary women’s apparel and accessories under its bebe, BEBE SPORT, bbsp and 2b bebe brand names. bebe currently operates 250 stores, of which 198 are bebe stores, including the on-line store bebe.com, and 52 are 2b bebe stores, including the on-line store 2bstores.com. These stores are located in the United States, U.S. Virgin Islands, Puerto Rico, Canada and Japan. bebe also distributes and sells bebe branded product through its licensees in approximately 21 countries.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, loss of key personnel, difficulties in manufacturing, disruption of supply, adverse economic conditions, and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.

Contacts

Berns Communications Group

Stacy Berns / Michael McMullan, 212-994-4660

sberns@bcg-pr.com / mmcmullan@bcg-pr.com